SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated and effective as of December 31, 2019 (the “Effective Date”), by and between BEYOND COMMERCE, INC., a corporation incorporated under the laws of the State of Nevada (referred to herein as “BYOC” and a “Company”) and TCA BEYOND COMMERCE, LLC, a limited liability company organized and existing under the laws of the State of Wyoming (referred to herein as “TCA Beyond”, a “Company” and together with BYOC, the “Companies”), and TCA SPECIAL SITUATIONS CREDIT STRATEGIES ICAV, an Irish collective asset vehicle (the “Buyer”).

WHEREAS, Buyer desires to purchase, for the total purchase price of Seven Hundred Thousand No/100 United States Dollars ($900,000.00) from the Companies, and the Companies desire to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, a senior secured, redeemable debenture in the amount of Seven Hundred Thousand No/100 United States Dollars ($900,000.00) (the “Initial Debenture” and together with any other debentures sold hereunder, the “Debentures” each in the form attached hereto as Exhibit A) (the “First Closing”); additionally, debentures in amounts Buyer and the Companies may mutually agree upon may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”) (each of the First Closing and the Additional Closings, if any, are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all subject to the terms and provisions hereinafter set forth;

WHEREAS, the Companies, Geordan Pursglove (“G. Pursglove” and a “Personal Guarantor”); PathUX, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“PathUX”, and a “Guarantor”); Customer Centered Strategies, LLC, a Minnesota limited liability company (“CCS” and a “Guarantor”) and Service 800, Inc., a corporation incorporated under the laws of the State of Minnesota (“Service 800”, a “Guarantor”, together with PathUX, CCS  and Service 800, the “Corporate Guarantors” and together with the Companies and any other person or entity to hereafter become a guarantor or party hereunder, collectively, the “Credit Parties”), have each agreed to secure all of the Companies’ Obligations to Buyer under the Debentures, this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing security interest in all of the assets and properties of the Companies and the Guarantors, whether now existing or hereafter acquired, pursuant to those certain Security Agreements, each dated as of the date hereof (in the forms attached hereto as Exhibit B, the “Security Agreements”);

WHEREAS, the Guarantors will receive a substantial benefit from the Buyer’s purchase of the Debentures and, as such, have agreed to guarantee all of the Obligations of the Companies under the Debentures, this Agreement and all other Transaction Documents pursuant to those certain Guaranty Agreements, dated as of the date hereof (in the forms attached hereto as Exhibit C-1 and C-2, the “Guaranty Agreements”); and

WHEREAS, as security for the payment and performance of any and all of the Companies’ Obligations to Buyer under the Debentures, this Agreement and all other Transaction Documents, the Pledgors (as defined herein) have agreed to execute those certain

Pledge Agreements in favor of Buyer, dated as of the date hereof (in the form attached hereto as Exhibit D, the “Pledge Agreements”), whereby (i) BYOC shall pledge to the Buyer all of BYOC’s right, title and interest in and to, and provide a first priority lien and security interest on, certain issued and outstanding shares of capital stock or membership interests, as applicable, of TCA Beyond, PathUX and Service 800, and (ii) TCA Beyond shall pledge to the Buyer all of TCA Beyond’s right, title and interest in and to, and provide a first priority lien and security interest on, certain issued 100% of the membership interests of CCS.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2“Affirmation and Compliance Certificate” means that certain affirmation and compliance certificate executed by an officer of each of the Companies in the form attached hereto as Exhibit E.

2.3“Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.5“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Credit Party prepared in accordance with GAAP.

2.6“CCS Purchase Agreement” shall mean that certain Membership Interest Purchase Agreement, dated as of the date hereof, among CCS, Shannon Gronemeyer, and TCA Beyond.

2.7“Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.8“Collateral” shall have the meaning given to it in the Security Agreements.

2.9“Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.10“Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.11“Credit Party(ies)” shall have the meaning given to it in the recitals hereof.

2.12“DACA” shall mean a deposit account control agreement among BYOC, the Buyer and BYOC’s deposit bank, dated as of the Effective Date, in a form reasonably satisfactory to the Buyer.

2.13"Discover Subordination Agreement" means that certain Subordination Agreement, dated as of the date hereof, among Buyer, BYOC, and Discover Growth Fund, LLC.

2.14

2.15“Debentures” shall have the meaning given to it in the preamble hereof.

2.16“Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.17“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.18“Environmental Requirements” means all Laws and requirements relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.19“Exempt Issuance” shall mean (i) the issuance of shares of common stock of BYOC, restricted stock units or options (and common Stock of BYOC issued upon exercise of such options) pursuant to any employment agreement or consulting agreement or any stock or option plan or employee stock purchase plan adopted by the independent directors of BYOC; (ii) any issuance of securities upon the exercise, exchange or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of common stock of BYOC issued and outstanding on the Effective Date; and (iii) any issuance of common stock of BYOC bearing a restrictive legend issued pursuant to a private placement without the involvement of any placement agent or other registered broker-dealers; provided that the shares issued are for a value not in excess of $1,500,000 in any six month period and the issuance is not undertaken for a price less than a 25% discount to the then current market price of the common stock of BYOC.

2.20“GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to a U.S. company.

2.21“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.22"Gronemeyer Subordination Agreement" means that certain Subordination Agreement, dated as of the date hereof, among Buyer, BYOC, TCA Beyond, and Shannon Gronemeyer.

2.23“Guaranty Agreements” shall have the meaning given to it in the recitals hereof.

2.24“Guarantors” shall have the meaning given to it in the recitals hereof.

2.25“Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.26“Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.27“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.28“Leases” means all leases for real or personal property.

2.29“Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security interest or encumbrance of any nature or kind granted by such Person or arising by judicial process or otherwise, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

2.30“Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, properties, financial condition or results of operations of the Companies; (ii) a material impairment of the ability of the Companies to perform any of its Obligations under any of the Transaction Documents; (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such term is defined in the Security Agreements); (B) the legality, validity, binding effect or enforceability against the Credit Parties of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; or (D) the rights or remedies of the Buyer under any of the Transaction Documents. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.31“Material Contract” shall mean any Contract to which a Company is a party or by which a Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from a Company; (iii) involves delivery, purchase, licensing or provision, by or to a Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-Five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of either Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Credit Party Lease; (iv) imposes any guaranty, surety or indemnification obligations on a Company; or (v) prohibits a Company from engaging in any business or competing anywhere in the world.

2.32“Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Agreement, the Debentures or any other Transaction Documents, or any other agreement between any of the Credit Parties and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.33“Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.34“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.35“Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of Social Security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate Proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Credit Parties taken as a whole or materially impair the use thereof in the operation of the Credit Parties’ business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and acceptable to Buyer in its sole and absolute discretion, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without an increase in the amount thereof and without expansion of such Liens upon any other property); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and No/100 United States Dollars (US$50,000.00) arising in connection with court Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate Proceedings, and only to the extent such judgments or awards do not otherwise constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Credit Parties; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Buyer hereunder and under the Transaction Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary UCC financing statements filed under any lease permitted by this Agreement; and (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to the Credit Parties by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts.

2.36“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.37“Pledge Agreements” shall have the meaning given to it in the recitals hereof.

2.38“Pledged Companies” shall mean TCA Beyond, PathUX, Service 800 and CCS.

2.39“Pledgors” shall mean BYOC and TCA Beyond.

2.40“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.41“Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.42“Securities” means the Debentures.

2.43“Securities Act” means the Securities Act of 1933, as amended.

2.44“Security Agreements” shall have the meaning given to it in the recitals hereof.

2.45“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.46“Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.47“Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by any Credit Party in connection with this Agreement, including the Debentures, the Security Agreements, the Guaranty Agreements, the Use of Proceeds Confirmation, the Pledge Agreements, the DACA, the Discover Subordination Agreement, the Gronemeyer Subordination Agreement, the CCS Purchase Agreement and the Validity Certificates, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.48“Use of Proceeds Confirmation” means that certain use of proceeds confirmation executed by an officer of each Company in the form attached hereto as Exhibit F.

2.49“Validity Certificate(s)” shall mean that certain validity certificate executed by Geordan Pursglove, officers and/or managers of the Credit Parties, in the form of which is attached hereto as Exhibit G.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to a Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

This Agreement is a commercial lending and financial services agreement and pre-supposes that each of the Credit Parties is sophisticated commercial entity or actor, together with their principals, officers, and beneficiaries. Each provision of this Agreement is subject to negotiation because each provision represents a monetary value. All provisions should be read and understood, and special attention should be paid to those provisions in bold or all-caps.

ARTICLE IV

PURCHASE AND SALE OF DEBENTURES

4.1Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and the Companies agree to sell and issue to Buyer, at each Closing, Debentures in the amount of the purchase price applicable to each Closing as more specifically set forth below.

4.2Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for Nine Hundred Thousand and No/100 United States Dollars ($900,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively, with the First Closing Date, referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates in Wyoming, at the offices of Lucosky Brookman LLP, counsel to Buyer, or in such other manner as is mutually agreed to by the Companies and the Buyer.

4.3Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Companies, to an account designated by the Companies, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Companies shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Companies, together with any other documents required to be delivered pursuant to this Agreement.

4.4Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Companies may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions below, Buyer shall purchase such additional Debentures in such amounts and at such times as Buyer and the Companies may mutually agree, (i) so long as no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; (ii) the aggregate amount of Debentures purchased hereunder shall not exceed Five Million and No/100 United States Dollars ($5,000,000); and (iii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Companies, that:

5.1Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Companies are relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Companies and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Companies and their management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Companies representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Companies, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Companies in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer, meaning it has been authorized, executed and delivered by an agent of the Buyer with proper corporate authority to do so, and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

To induce the Buyer to purchase the Securities, the Credit Parties, as applicable make the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

6.1Subsidiaries. A list of all of each Company’s Subsidiaries, direct and indirect, is set forth in Schedule 6.1 hereto.

6.2Organization. Each Credit Party, that is not a natural person, is a corporation, limited liability company, or other form of legally recognized entity, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, and has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. Each Credit Party is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Credit Parties is as set forth in the preamble to this Agreement, and the Credit Parties do not currently conduct, nor have the Credit Parties, during the last five (5) years conducted, business under any other name or trade name.

6.3Authority and Approval of Agreement; Binding Effect. The execution and delivery by Credit Parties of this Agreement and the Transaction Documents, and the performance by each Credit Party of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by each Credit Party and, as applicable, its board of directors, stockholders, members, managers or partners pursuant to all applicable Laws and no other action or Consent on the part of any Credit Party, its board of directors, managers, stockholders members, partners or any other Person is necessary or required by any Credit Parties to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by the applicable Credit Parties party thereto (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of each Credit Party) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against each Credit Party in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4Capitalization. The authorized capital stock or other capitalization, as applicable, of each Credit Party that is not a natural person, is set forth in Schedule 6.4 attached hereto.  All of such outstanding shares or other securities of each such Credit Party are validly issued, fully paid and non-assessable and have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or other securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of capital stock or other securities of any Credit Party are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by such Credit Party. Except for the Securities to be issued pursuant to this Agreement and as set forth in BYOC’s filings with the SEC, as of the Effective Date: (i) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Credit Party, or by which a Credit Party is or may become bound; (ii) there are no outstanding registration statements with respect to any Credit Party or any of its securities; (iii) there are no agreements or arrangements under which a Credit Party is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (iv) there are no financing statements securing obligations filed in connection with the Credit Parties or any of their Assets; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vi) there are no outstanding securities or instruments of a Credit Party which contain any redemption or similar provisions, and there are no Contracts by which a Credit Party is or may become bound to redeem a security of said Credit Party. The Credit Parties have furnished to the Buyer true, complete and correct copies of: each Credit Party’s respective articles of incorporation (including any certificates of designation, as applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar organizational and governing documents (the “Organizational Documents”). Except for the Organizational Documents or as disclosed in BYOC’s filings with the SEC or contained in the Transaction Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of any Credit Party.

6.5No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Credit Parties, that is not a natural person; (ii) to the knowledge of the Credit Parties, constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which any Credit Party is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) to the knowledge of the Credit Parties, result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Party or any of its Assets. The Credit Parties are not in violation of any Credit Parties’ Organizational Documents and the Credit Parties are not in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and the Credit Parties have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which any Credit Party is a party or by which any property or Assets of the Credit Parties are bound or affected. The businesses of the Credit Parties are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, no Credit Party is required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which any Credit Party is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and, other than restrictions on transferability, free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.7Financial Statements. Each Company has delivered to the Buyer an audited consolidated Balance Sheet and Statement of Income for fiscal year ending 2018, and an unaudited consolidated Balance Sheet and Statement of Income as of September 30, 2019 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of each Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the best knowledge of the Companies, no other information provided by or on behalf of each Company and its Subsidiaries to the Buyer, either as a disclosure schedule to this Agreement, or otherwise in connection with Buyer’s due diligence investigation of the Companies and its Subsidiaries, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8Absence of Certain Changes.  Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a)There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Credit Parties other than in the Credit Parties’ Ordinary Course of Business.

6.9Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of any Credit Party to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or to the best of each Credit Party’s knowledge, threatened or contemplated by, against or affecting any Credit Party, its business or Assets; (vii) there is no outstanding Judgment against or affecting any Credit Party, its business or Assets; (viii) no Credit Party is in breach or violation of any Material Contract; and (ix) no Credit Party has received any material complaint from any customer, supplier, vendor or employee.

6.10Liabilities and Indebtedness of the Credit Parties. The Credit Parties do not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements or which have been disclosed in writing to the Buyer; or (ii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect; or (iii) Obligations owed to the Buyer.

6.11Title to Assets. Each Credit Party has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of such Credit Party as presently conducted free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, each Credit Party’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.12Real Estate.

(a)Real Property Ownership. Except for the Credit Party Leases and as set forth on Schedule 6.12, the Credit Parties that are not natural persons do not own any Real Property.

(b)Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the “Credit Party Leases”), the Credit Parties that are not natural persons do not lease any other Real Property. With respect to each of the Credit Party Leases: (i) the Credit Parties have been in peaceful possession of the property leased thereunder and neither the Credit Parties nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Credit Parties or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the officers or directors of Credit Parties which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Credit Party Leases, or any of them, or have a Material Adverse Effect on the business of any Credit Party, its Assets or its operations or financial results. The Credit Parties have not violated nor breached any provision of any such Credit Party Leases, and all Obligations required to be performed by the Credit Parties under any of such Credit Party Leases have been fully, timely and properly performed. The Credit Parties have delivered to the Buyer true, correct and complete copies of all Credit Party Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Credit Parties have not received any written or oral notice to the effect that any of the Credit Party Leases will not be renewed at the termination of the term of such Credit Party Leases, or that any of such Credit Party Leases will be renewed only at higher rents.

6.13Material Contracts.    An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted, would create a Material Contract with any Credit Party. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of each Credit Party and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Credit Parties. Further, no Credit Party has received notice, nor does any Credit Party have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.14Compliance with Laws. To the knowledge of each Credit Party and its officers, each Credit Party is and at all times has been in full compliance with all applicable Laws. No Credit Party has received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any applicable Law.

6.15Intellectual Property. The Credit Parties own or possess adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted (collectively, the “IP Rights”).  All IP Rights, and any federal, state, local or foreign patent and trademark office, or functional equivalent thereof where any such IP Rights may be filed or registered, is set forth in Schedule 6.15.  All of the IP Rights are owned by the Credit Parties, except for IP Rights licensed by the Credit Parties, which licensed IP Rights are specifically outlined and described in Schedule 6.15.  If any IP Rights are licensed by any Credit Party, the underlying license agreement or other agreement pursuant to which such IP Rights are licensed (collectively, the “License Agreements”), permits Buyer to encumber such License Agreements without any further consent or approval of any other Person, including the underlying owner of such IP Rights, such that if there was an Event of Default and Buyer foreclosed on all Collateral, Buyer would have the right to use such IP Rights under the License Agreements, subject only to Buyer’s obligation to comply with the terms of such License Agreements.  The Credit Parties do not have any knowledge of any infringement by any Credit Party of any IP Rights of others, and, to the knowledge of the Credit Parties, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to any Credit Party’s knowledge, being threatened against, any Credit Party regarding IP Rights or other intellectual property infringement; and is the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing. Notwithstanding anything contained in this Section to the contrary, the representations made in this Section are deemed to be made to the best knowledge of the Credit Parties.

6.16Labor and Employment Matters. The Credit Parties are not involved in any labor dispute or, to the knowledge of each Credit Party, is any such dispute threatened. To the knowledge of each Credit Party and its officers, none of the employees of any Credit Party is a member of a union and each Credit Party believes that its relations with its employees are good. To the knowledge of each Credit Party and its officers, the Credit Parties have complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof or as disclosed in the Company’s filings with the SEC, the Credit Parties do not have and have not ever maintained, and have no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Credit Parties participate (collectively, the “Employee Benefit Plans”). To each Credit Party’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To each Credit Party’s knowledge, the Credit Parties have promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.18Tax Matters. Each Credit Party has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that each Credit Party has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, each

Credit Party has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and each Credit Party has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each Credit Party know of no basis for any such claim. The Credit Parties have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to any Credit Party regarding Taxes.

6.19Insurance. The Companies and the Corporate Guarantors are each covered by valid, outstanding and enforceable policies of insurance which were issued to each by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Parties are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Credit Parties have complied with the provisions of such Insurance Policies. The Credit Parties have not been refused any insurance coverage sought or applied for and the Credit Parties do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Credit Parties.

6.20Permits. The Credit Parties possess all Permits necessary to conduct their businesses, and no Credit Party has received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Credit Parties are in full compliance with the respective requirements of all such Permits.

6.21Bank Accounts; Business Location. Schedule 6.21 sets forth, with respect to each account of the Credit Parties that are not natural persons with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Credit Parties have no office or place of business other than as identified on Schedule 6.21 and each of the Credit Party’s principal places of business and chief executive offices are indicated on Schedule 6.21.  All books and records of the Credit Parties and other material Assets of the Credit Parties are held or located at the principal offices of the Credit Parties indicated on Schedule 6.21.

6.22Environmental Laws.  Except as are used in such amounts as are customary in the Ordinary Course of Business of the Credit Parties and in compliance with all applicable Environmental Laws, each Credit Party represents and warrants to Buyer that: (i) no Credit Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Credit Parties (whether or not owned by the Credit Parties) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Credit Parties comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the each Credit Party’s knowledge, threatened; and (iv) the Credit Parties do not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.23Illegal Payments. Neither the Credit Parties, nor any director, officer, agent, employee or other Person acting on behalf of the Credit Parties has, in the course of his actions for, or on behalf of, the Credit Parties: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24Related Party Transactions.  Except as disclosed in the Company’s filings with the SEC and except for arm’s length transactions pursuant to which the Credit Parties make payments in the Ordinary Course of Business upon terms no less favorable than the Credit Parties could obtain from third parties, none of the officers, directors or employees of the Credit Parties, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the ownership interests of the Credit Parties (each a “Material Shareholder”), is presently a party to any transaction with the Credit Parties (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Credit Parties, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Credit Parties or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Credit Parties and any officer, director or employee of the Credit Parties or any Material Shareholder, or between any of them, relating to each Credit Party and its business.

6.25Internal Accounting Controls. Except as disclosed in the Company’s filings with the SEC, each Credit Party, that is not a natural person, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.26Acknowledgment Regarding Buyer’s Purchase of the Securities. Each Credit Party acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. Each Credit Party further acknowledges that (i) Buyer is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to this Agreement notwithstanding any other advisory or investment banking relationship with Buyer or any party related thereto, (ii) the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities and (iii) no Credit Party has relied on, nor are relying on, any fiduciary relationship with the Buyer in executing this Agreement or any other Transaction Document. The Credit Parties further represent to Buyer that each Credit Party’s decision to enter into this Agreement has been based solely on the independent evaluation such Credit Party and their respective representatives.

6.27Seniority. Indebtedness or other equity or security of the Credit Parties is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.28Brokerage Fees.  There is no Person acting on behalf of the Credit Parties who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.29No General Solicitation.  Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.30No Integrated Offering.  Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Credit Parties for purposes of the Securities Act.

6.31Private Placement.  No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.32Full Disclosure. All the representations and warranties made by the Credit Parties herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by the Credit Parties, its agents or representatives, are materially complete and accurate, and, to the knowledge of the Credit Parties, do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

6.33NO-RELIANCE. ANY CURRENT OR PRIOR UNDERSTANDINGS, STATEMENTS, REPRESENTATIONS, AND AGREEMENTS, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, RENDERINGS OR REPRESENTATIONS CONTAINED IN E-MAILS AND ORAL STATEMENTS OF THE AGENTS OR EMPLOYEES OF THE BUYER, IF NOT SPECIFICALLY EXPRESSED IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENTS, ARE VOID AND HAVE NO EFFECT. EACH CREDIT PARTY ACKNOWLEDGES AND AGREES THAT HE/SHE/IT HAS NOT RELIED ON ANY SUCH ITEMS.

ARTICLE VII

COVENANTS

7.1Negative Covenants.

(a)Indebtedness.So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debentures; (ii) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; (iii) Obligations for accounts payable other than for money borrowed, incurred in the Ordinary Course of Business of the Credit Parties; provided that, any management or similar fees payable by the Credit Parties shall be fully subordinated in right of payment to the prior payment in full of the Debentures; and (iv) Obligations which are subordinated pursuant to a signed subordination agreement with the Buyer, in a form acceptable to the Buyer in its sole discretion.

(b)Encumbrances.So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Credit Parties, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

(c)Investments.So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties who are not natural persons shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except for the following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by any Credit Party in its Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; and (iv) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld.

(d)Issuances. Other than Exempt Issuances, so long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion.

(e)Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Credit Parties in the Ordinary Course of Business of the Credit Parties. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Credit Parties which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Credit Parties, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Credit Parties, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Credit Parties.

(f)Distributions; Restricted Payments; Change in Management. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Credit Parties, or the Credit Parties’ officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of the Credit Parties, except for indebtedness and other Obligations permitted hereunder; (v) increase the annual salary paid to any officers or directors of the Credit Parties as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Credit Parties from the officers and other senior management positions existing as of the Effective Date, unless first approved by Buyer in writing, which approval may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.  The Credit Parties shall not pay any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

(g)Use of Proceeds. Except as set forth in the Use of Proceeds Confirmation, the Credit Parties shall not use any portion of the proceeds of the Debentures, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any indebtedness or other Obligations of the Credit Parties other than indebtedness in assumed in the Ordinary Course of Business; (ii) to pay any Taxes of any nature or kind that may be due by the Credit Parties; or (iii) to pay any Obligations of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Credit Parties, other than salaries payable in the Ordinary Course of Business of the Credit Parties. Each Credit Party covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debentures for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Companies on the Effective Date, unless the Companies obtain the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

(h)Business Activities; Change of Legal Status and Organizational Documents. The Credit Parties shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything contained in this Section to the contrary, the Company is permitted to increase its authorized number of common shares and effect a reverse split of the Company’s common stock

(i)Transactions with Affiliates. Unless approved by the Buyer in writing, which approval shall not be unreasonably withheld, the Credit Parties shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business of the Credit Parties and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties.

(j)Bank Accounts. The Credit Parties who are not natural persons shall not maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person, other than the Credit Parties’ accounts listed in the attached Schedule 6.21. Specifically, the Credit Parties may not change, modify, close or otherwise affect any of the accounts listed in Schedule 6.21 without Buyer’s prior written approval, which approval may be withheld or conditioned in Buyer’s sole and absolute discretion.

7.2Affirmative Covenants.

(a)Corporate Existence. The Credit Parties, that is not a natural person, shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Credit Parties are presently conducting.

(b)Tax Liabilities. The Credit Parties shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against any Credit Party or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c)Notice of Proceedings. The Credit Parties shall, promptly, but not more than ten (10) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Credit Parties or any of its Assets.

(d)Material Adverse Effect.  The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)Notice of Default. The Credit Parties shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)Maintain Property. Each Credit Party shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as such Credit Party deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Credit Parties shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Companies’ expense, have the right to make additional inspections without providing advance notice.

(g)Maintain Insurance. The Credit Parties shall at all times insure and keep insured with an insurance company acceptable to Buyer, all insurable property owned by the Credit Parties which is of a character usually insured by a company similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by a company similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Effective Date, the Credit Parties shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and type and value of the Assets of the Credit Parties, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Credit Parties fail to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Credit Parties hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Credit Parties’ interest in such property; and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property. The Credit Parties may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Credit Parties may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Credit Parties hereunder and under the Debentures to the extent not paid by the Credit Parties.

(h)ERISA Liabilities; Employee Plans. The Credit Parties shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Credit Parties; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

(i)Continued Due Diligence/Field Audits. Each Credit Party acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Credit Parties and its business and operations. Such ongoing due diligence reviews may include, and the Credit Parties do hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Credit Parties, and the Assets and records of each of them, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Companies shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $10,000.00 (based on four (4) expected field audits and ongoing due diligence of $2,500 per visit or audit) plus additional related expenses. Failure to pay such fee shall be deemed an Event of Default under this Agreement and all other Transaction Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Credit Parties’ records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Companies.

(j)Personal Information. Notwithstanding any provision of any other Transaction Document, each Guarantor hereby agrees provide such personal information within fourteen (14) days of the applicable request as the Buyer may from time to time reasonably request for the purpose of evaluating the health, stability and collectability of the amounts owing hereunder including, but not limited to, bank account records, tax returns and financial statements.

(k)Continued Provision of Financial Information. In the event that the Buyer seeks to enforce any of its rights under this Agreement or any other Transaction Document whether as a result of Event of Default or otherwise, subject to Buyer’s agreement to maintain appropriate safe guards relating to the disclosure of non-public information, each of the Credit Parties, not excluding each Guarantor, hereby waives any and all objections to continuing to provide any of the information required to be delivered by Section 7.3 hereof and any other financial information required to be delivered under this Agreement or any other Transaction Document.

(l)Financial Covenants.

(i)Loan to Value Ratio.  At all times, the ratio of the Obligations to the value of the Collateral of the Companies, such value to be based on the financial information and documentation delivered by the Companies to the Buyer from time to time and to be determined by the Buyer in its sole but reasonable discretion, shall be no more than 0.55 to 1.00.

(ii)Capital Expenditures.  Without Buyer's prior written consent, the Companies shall not in any calendar year make or incur obligations for any Capital Expenditures, in excess of Three Hundred Thousand No/100 United States Dollars ($300,000.00). For purposes of this Agreement, "Capital

Expenditures" shall mean expenditures (including capital lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(iii)Tangible Net Worth. The Companies will maintain, on a consolidated basis, a "Tangible Net Worth" equal to at least One Million and No/100 United States Dollars ($1,000,000.00), measured on a quarterly basis. For purposes of this Agreement, "Tangible Net Worth" means the  value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes.

(iv)Minimum Equivalents. The Companies shall maintain cash and cash equivalents equal to at least One Hundred Thousand and No/100 United States Dollars ($100,000.00). For purposes of this Agreement, "Cash Equivalents" shall mean all bank deposits, highly liquid securities, certificates of deposit with maturities of three months or less, and accounts receivable which is less than thirty (30) days in arrears commencing on the date of invoice issuance and which such account has been pre-approved in writing by the Buyer.

(v)Debt Service Coverage Ratio. The Companies will have at the end of each quarter, effective with the quarter ending March 31, 2020, a "Debt Service Coverage Ratio" (as defined below) for that year of not less than 1.15 to 1.00. For purposes of this Agreement, "Debt Service Coverage Ratio" shall mean the following (all as calculated for the most current year-end in accordance with GAAP consistently applied): (i) net income (after taxes), plus depreciation and amortization; divided by (ii) all current portion of long term debt for the prior period (all scheduled long term debt payments).

7.3Reporting Requirements. The Credit Parties agree as follows:

(a)Financial Statements. The Credit Parties shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Credit Parties as Buyer may from time to time request or require, including:

(i)as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of the Companies, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant; and

(ii)as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of the Companies, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of each Company.

No change with respect to the accounting principles shall be made by the Credit Parties without giving prior notification to Buyer. The Credit Parties represent and warrant to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Credit Parties and make extracts therefrom.

(b)Additional Reporting Requirements. Each Credit Party shall provide the following reports and statements to Buyer as follows:

(i)Income Projections; Variance. On the Effective Date, the Companies shall provide to Buyer an income statement projection showing, in reasonable detail, the Companies’ income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the fifteen (15th) day of every calendar month after the Effective Date, the Companies shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Companies to submit to Buyer written explanations as to the nature and circumstances for the variance.

(ii)Use of Proceeds; Variance. On the fifteen (15th) day of every calendar month after the Effective Date, the Companies shall provide to Buyer a report comparing the use of the proceeds from the sale of Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Companies to submit to Buyer written explanations as to the nature and circumstances for the variance.

(iii)Bank Statements. Each Credit Party who is not a natural person shall submit to Buyer true and correct copies of all bank statements received by the Credit Parties within five (5) days after the Credit Parties’ receipt thereof from its bank.

(iv)Interim Reports. Promptly upon receipt thereof, the Companies shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Companies by independent accountants in connection with any interim audit or review of the books of the Credit Parties.

(v)Aged Accounts/Payables Schedules.  Each Credit Party shall, on the fifteen (15th) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts receivable of the Credit Parties, listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the CEO or CFO of each Company. Each Credit Party shall, on the first (1st) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts payable of the Credit Parties, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the CEO or CFO of each Company.

)

(c)Representation, Warranty and Covenant Compliance. The Credit Parties shall, within thirty (30) days after the end of each calendar month, deliver to Buyer an Affirmation and Compliance Certificate (A) affirming each of the Representations and Warranties of Credit Parties, (B) affirming each of the affirmative and negative covenants herein, and (C) attesting to compliance with such covenants by the Credit Parties. This Affirmation and Compliance Certificate shall be certified as accurate by the President or Chief Executive Officer of the Borrower and in a form consistent with that attached as Exhibit E. The Credit Parties agree and understand that regular and timely receipt of this document is a material term to this Agreement and a relevant factor in considering any request to purchase additional Debentures.

(d)View Only Access.  The Credit Parties shall provide the Buyer view only access to any and all accounts listed on the attached Schedule 6.21 and any and all other accounts of the Companies as requested by Buyer in its sole and absolute discretion.  In the event the Credit Parties, with the Buyer’s prior written consent, open any new bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, and/or the Buyer discovers an account of the Credit Parties that is in existence prior to the Effective Date but is not listed on Schedule 6.21, the Credit Parties shall provide the Buyer view only access to such account(s) within one (1) Business Day following the opening or discovery of such account(s).

7.4Fees and Expenses; Additional Consideration.

(a)Commitment Fee. The Companies agree to pay to Buyer a commitment fee equal to two percent (2.0%) of the amount of the Debentures purchased by Buyer at the First Closing, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Companies shall pay to Buyer a transaction advisory fee equal to one percent (1%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

(b)Due Diligence Fees. The Companies agree to pay to the Buyer a due diligence fee equal to Fifteen Thousand and No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date.

(c)Document Review and Legal Fees. The Companies agree to pay to the Buyer or its counsel document review and legal fees on an hourly basis (with a minimum amount equal to thirty and No/100 United States Dollars ($30,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Companies also agree to be responsible for the prompt payment of all legal fees and expenses of the Companies and their own counsel and other professionals incurred by the Companies in connection with the negotiation and execution of this Agreement and the Transaction Documents.

(d)Other Fees. The Companies also agree to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Credit Parties to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debentures, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Credit Parties to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

7.5Additional Consideration. As additional consideration for agreeing to enter into this Agreement and purchasing the Initial Debenture the Buyer shall be granted one (1) Series B Preferred Unit as defined in the Amended and Restated Limited Liability Company Agreement of  TCA Beyond.

7.6Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of any Credit Party, as applicable, following the date hereof, within ten (10) Business Days of such event, shall become an additional party hereto and guarantor of the Companies’ Obligations hereunder, and the Companies shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require. “Subsidiary” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability company, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock/units having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANIES’ OBLIGATIONS TO SELL

The obligations of the Companies hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Companies’ sole benefit and may be waived by the Companies at any time in their sole discretion:

8.1Buyer shall have executed the Transaction Documents and delivered them to the Companies.

8.2The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8.3The Companies shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those Governmental Authorities located in each Company’s State of incorporation or formation, as the Companies may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debentures contemplated hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)Each Credit Party and/or the Chief Executive Officer/Chief Financial Officer (as applicable) of a Credit Party shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer, each signature of a Credit Party thereon being notarized.

(b)The representations and warranties of the Credit Parties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Credit Parties shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Credit Parties at or prior to the First Closing Date.

(c)The Buyer shall have received an opinion of counsel from counsel to the Credit Parties in a form satisfactory to the Buyer and its counsel.

(d)The Credit Parties shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Credit Parties, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Credit Parties from the secretary of state (or comparable office) from the jurisdiction in which each Credit Party is formed; (ii) the Credit Parties’ Organizational Documents; (iii) copies of the resolutions of the board of directors of the Credit Parties as adopted by the Credit Parties’ board of directors or managers, in a form acceptable to Buyer.; and (iv) copies of the resolutions adopted by the shareholders or members of the Credit Parties, as applicable, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to Buyer.

(e) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(f) The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation or residency, as applicable, of the Credit Parties, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements.

(g) The Credit Parties shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require, to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

9.2Additional Closing. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

(a)The Credit Parties shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer, each signature of a Credit Party thereon being notarized.

(b)The representations and warranties of the Credit Parties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Credit Parties shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Credit Parties at or prior to the Additional Closing Date.

(c)No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(d)The Buyer shall have received an opinion of counsel from counsel to BYOC in a form satisfactory to the Buyer and its counsel.

(e)No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(f)The Credit Parties shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

INDEMNIFICATION

10.1Credit Parties’ Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to each Credit Party’s other obligations under this Agreement, each Credit Party hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and each Credit Party does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and each Credit Party hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by any Credit Party in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of any Credit Party contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in any Credit Party. To the extent that the foregoing undertaking by any Credit Party may be unenforceable for any reason, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI

MISCELLANEOUS

11.1Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:Beyond Commerce, Inc.

3773 Howard Hughes Pkwy

Suite 500
Las Vegas, Nevada 89169

Attention: Geordan Pursglove

E-Mail:

If to the Buyer:TCA Special Situations Credit Strategies ICAV

 P.O. Box 322

Jackson, WY 83001

Attn: Alyce Schreiber

E-Mail: aschreiber@tcacap.com

With a copy to:Lucosky Brookman LLP

(which shall not constitute notice)101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attn: Seth A. Brookman, Esq.

E-Mail: sbrookman@lucbro.com

and shall be deemed valid and operative, unless the address is changed by the party by like notice given to the other parties. It is the independent duty of each of the Credit Parties to promptly notify Buyer of any change in their actual address and to provide a current e-mail address at which they can be contacted. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2Obligations Absolute. None of the following shall affect the Obligations of the Companies and each Guarantor to Buyer under this Agreement, Buyer’s rights with respect to the Collateral or any other Transaction Documents:

(a)acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

(b)release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than the Companies and each Guarantor);

(c)release, extension, renewal, modification or substitution by Buyer of the debentures or any other Transaction Documents; or

(d)failure of Buyer to resort to any other security or to pursue the Companies or any other obligor liable for any of the Obligations of the Companies and each Guarantor hereunder before resorting to remedies against the Collateral.

11.3Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against each Credit Party and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of each Credit Party and Buyer. No promises, either expressed or implied, exist between any Credit Party and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. EACH CREDIT PARTY ACKNOWLEDGES THAT HE/SHE/IT HAS NOT RELIED UPON ANY STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, THAT ARE NOT CONTAINED WITHIN THIS AGREEMENT OR IN ANY OTHER THE TRANSACTION DOCUMENT AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

11.4Amendments; Waivers. No promises of future action, amendment, modification, forbearance, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, nor any consent to any departure from the terms of this Agreement or any other Transaction Document, by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given. This Agreement does not permit implied amendments based upon course of dealing or silence or oral representations of any sort.

11.5WAIVER OF CLAIMS AND DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY NOW HAVE AS OF THE DATE HEREOF, OR AS THEY MAY IN THE FUTURE COME TO HAVE, TO ANY ACTION BY BUYER IN ENFORCING THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS -- OTHER THAN FOR SET OFF TO ESTABLISH THE AMOUNTS DUE AND PAID IN RESPECT OF THE DEBENTURES. THE CREDIT PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING DEFENSES AND CLAIMS WHICH MAY NOT YET HAVE ACCRUED OR OF WHICH THEY MAY NOT YET BE AWARE AS MATERIAL INDUCEMENT FOR BUYER ENTERING THIS AGREEMENT AND GRANTING ANY FINANCIAL ACCOMMODATION TO THE CREDIT PARTIES. THIS PROVISION IS INTENDED TO BE CONSTRUED AS BROADLY AS PERMISSIBLE UNDER APPLICABLE LAW. FURTHER, EACH OF THE CREDIT PARTIES UNDERSTANDS AND ACKNOWLEDGES THAT THE AGENTS AND REPRESENTATIVES OF THE BUYER DO NOT HAVE AUTHORITY TO MAKE ANY STATEMENTS, PROMISES OR REPRESENTATIONS IN CONFLICT WITH OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND BUYER HEREBY SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS. BY EXECUTION OF THIS AGREEMENT, EACH CREDIT PARTY ACKNOWLEDGES THAT HE/SHE/IT HAS NOT RELIED UPON SUCH

STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

11.6WAIVER OF JURY TRIAL. BUYER, THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARANTORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES.

11.7MANDATORY FORUM SELECTION.  TO INDUCE BUYER TO PURCHASE DEBENTURES, EACH OF THE CREDIT PARTIES IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, BUYER MAY, AT BUYER’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING IT SITUS IN SUCH COUNTY (OR TO ANY JURISDICTION OR VENUE, IF BUYER SO ELECTS), AND EACH OF THE CREDIT PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

11.8WAIVER OF PERSONAL SERVICE. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY FEDERAL EXPRESS, DIRECTED TO THE ISSUER, AS SET FORTH AND ACCORDING TO THE TERMS IN THE NOTICE PROVISIONS HEREIN. EACH OF THE CREDIT PARTIES AGREES THAT NO ACKNOWLEDGMENT OF ACTUAL RECEIPT OF PROCESS IS REQUIRED AND SERVICE WILL BE DEEMED EFFECTIVE PURSUANT TO TERMS OF NOTICE PROVISIONS CONTAINED HEREIN. SERVICE MAY ALSO BE MADE IN ANY

MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.9Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, any Transaction Document, or any part thereof and transfer Buyer’s rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debentures. No Credit Party may sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer, the Credit Parties and their respective legal representatives, successors and permitted assigns. All references herein to any Credit Party shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Company”, “Companies”, “Credit Party” or “Guarantor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.10Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Companies; provided, however, that the Companies shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Companies shall use their best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without the Companies’ approval. In addition, with respect to any press release to be made by Buyer, BYOC hereby authorize and grants blanket permission to Buyer to include BYOC’s stock symbols, if any, in any press releases. The Companies shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

11.11Binding Effect. This Agreement shall become effective upon execution by the Companies, the Guarantors and Buyer.

11.12Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Wyoming, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

11.13Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.14Survival of the Credit Parties’ Representations. All covenants, agreements, representations and warranties made by the Credit Parties herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Credit Parties have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.15Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Credit Parties of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.16WAIVER AND RELEASE.  IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS MADE HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, AND INTENDING TO BE LEGALLY BOUND HEREBY, EACH CREDIT PARTY HEREBY AGREES TO FULLY, FINALLY AND FOREVER RELEASE AND FOREVER DISCHARGE AND COVENANT NOT TO SUE THE BUYER INDEMNITEES, AND EACH ONE OF THEM, FROM ANY AND ALL DEBTS, FEES, ATTORNEYS’ FEES, LIENS, COSTS, EXPENSES, DAMAGES, SUMS OF MONEY, ACCOUNTS, BONDS, BILLS, COVENANTS, PROMISES, JUDGMENTS, CHARGES, DEMANDS, CLAIMS, CAUSES OF ACTION, PROCEEDINGS, SUITS, LIABILITIES, EXPENSES, OBLIGATIONS OR CONTRACTS OF ANY KIND WHATSOEVER, WHETHER IN LAW OR IN EQUITY, WHETHER ASSERTED OR UNASSERTED, WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, UNDER STATUTE OR OTHERWISE, FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE AND FROM THE EFFECTIVE DATE THROUGH THE FUTURE, INCLUDING ANY AND ALL CLAIMS RELATING TO OR ARISING OUT OF ANY FINANCING TRANSACTIONS, CREDIT FACILITIES, NOTES, DEBENTURES, SECURITY AGREEMENTS, AND OTHER AGREEMENTS, INCLUDING EACH OF THE TRANSACTION DOCUMENTS, ENTERED INTO BY THE CREDIT PARTIES WITH BUYER.  WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING RELEASE, EACH OF THE CREDIT PARTIES HEREBY AGREES AND ACKNOWLEDGES THAT THEY ARE RELEASING ANY CLAIMS THEY HAVE NOW WHICH HAVE ACCRUED OR WHICH MAY ACCRUE IN THE FUTURE, SPECIFICALLY INCLUDING BUT NOT LIMITED TO: (A) ANY AND ALL CLAIMS REGARDING OR RELATING TO THE ENFORCEABILITY OF THE TRANSACTION DOCUMENTS AS AGAINST ANY OF

THE CREDIT PARTIES; (B) ANY AND ALL CLAIMS REGARDING, RELATING TO, OR OTHERWISE CHALLENGING THE GOVERNING LAW PROVISIONS OF THE TRANSACTION DOCUMENTS ; (C) ANY AND ALL CLAIMS REGARDING OR RELATING TO THE AMOUNT OF PRINCIPAL, INTEREST, FEES OR OTHER OBLIGATIONS DUE FROM ANY OF THE CREDIT PARTIES TO THE BUYER UNDER ANY OF THE TRANSACTION DOCUMENTS ; (D) ANY AND ALL CLAIMS REGARDING OR RELATING TO THE BUYER’S CONDUCT OR BUYER’S FAILURE TO PERFORM ANY OF BUYER’S COVENANTS OR OBLIGATIONS UNDER ANY OF THE TRANSACTION DOCUMENTS; (E) ANY AND ALL CLAIMS REGARDING OR RELATING TO ANY DELIVERY OR FAILURE TO DELIVER ANY NOTICES BY THE BUYER TO THE CREDIT PARTIES; (F) ANY AND ALL CLAIMS REGARDING OR RELATING TO ANY FAILURE BY THE BUYER TO FUND ANY ADVANCES OR OTHER AMOUNTS UNDER ANY OF THE TRANSACTION DOCUMENTS; (G) ANY AND ALL CLAIMS REGARDING OR RELATING TO ANY ADVISORY OR INVESTMENT BANKING SERVICES (OR THE LACK THEREOF) PROVIDED BY THE BUYER TO ANY OF THE CREDIT PARTIES FOR WHICH ANY ADVISORY OR INVESTMENT BANKING FEES MAY BE DUE AND OWING AND INCLUDED WITHIN THE OBLIGATIONS; AND (H) ANY AND ALL CLAIMS BASED ON GROUNDS OF PUBLIC POLICY, UNCONSCIONABILITY, OR IMPLIED COVENANTS OF FAIR DEALING AND GOOD FAITH – OTHER THAN THOSE DEEMED NON-WAIVABLE BY LAW OR APPLICABLE PUBLIC POLICY. THE CREDIT PARTIES FURTHER EXPRESSLY AGREE THAT THE FOREGOING RELEASE AND WAIVER IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS GOVERNING THE TRANSACTION DOCUMENTS, AND THESE RELEASED CLAIMS INCLUDE CLAIMS THAT THE CREDIT PARTIES DO NOT KNOW OR SUSPECT TO EXIST, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE, OR OTHERWISE, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THEIR DECISION TO ENTER INTO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THE CREDIT PARTIES UNDERSTAND THAT THEY COULD HAVE CLAIMS ACCRUE IN THE FUTURE IN CONNECTION HEREWITH, BUT VOLUNTARILY ELECT TO RELEASE THOSE CLAIMS NOW AS AN INDUCEMENT TO THE FINANCIAL ACOMMODATIONS PROVIDED HERE BY THE BUYER. THE FOREGOING WAIVERS AND RELEASES BY THE CREDIT PARTIES ARE A MATERIAL INDUCEMENT FOR THE BUYER TO ENTER INTO THIS AGREEMENT, AND THE BUYER’S AGREEMENT TO ENTER INTO THIS AGREEMENT IS SEPARATE AND MATERIAL CONSIDERATION TO THE CREDIT PARTIES FOR THE WAIVERS AND RELEASES CONTAINED HEREIN, THE RECEIPT AND SUFFICIENCY OF SUCH CONSIDERATION IS HEREBY ACKNOWLEDGED BY THE CREDIT PARTIES. IN ADDITION, EACH OF THE CREDIT PARTIES AGREES AND ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO NEGOTIATE THIS SPECIFIC WAIVER AND RELEASE PROVISION OF THIS AGREEMENT, WITH AND THROUGH THEIR OWN COMPETENT COUNSEL. THE FOREGOING WAIVERS AND RELEASES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, AND REPAYMENT OF THE OBLIGATIONS.

11.15Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16Compliance with Federal Law. Each Credit Party shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

11.17Termination. Upon payment in full of all outstanding Debentures purchased hereunder, together with all other Obligations, including any charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Companies shall have the right to terminate this Agreement upon written notice to the Buyer; provided, however, that if the Companies prepay any portion of the Debentures, the Companies shall pay to Buyer as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the following (the “Prepayment Penalty”):

(a)in the period beginning on the Effective Date and ending on the date that is ninety (90) days following the Effective Date, five  percent (5.0%) of the aggregate initial principal balance of the Debentures then being prepaid;

(b)in the period beginning on the date that is ninety-one (91) days following the Effective Date and ending on the date that is one-hundred eight (180) days following the Effective Date, three percent (3.0%) of the of the aggregate initial principal balance of the Debentures then being prepaid; and

(c)in the period beginning on the date that is one hundred eight-one (181) days following the Effective Date and ending on the date that is three-hundred sixty (360) days following the Effective Date, two percent (2.0%) of the aggregate initial principal balance of the Debentures then being prepaid.

11.18Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

11.20Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21Further Assurances. The Companies and the Guarantors will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

BEYOND COMMERCE, INC.

By:  _________________________________

Name: Geordan Pursglove

Title: Chief Executive Officer

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, the Chief Executive Officer of Beyond Commerce, Inc., a Nevada limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

______________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

TCA BEYOND COMMERCE, LLC

By:  _________________________________

Name: Carlos Sandino

Title: Manager

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Carlos Sandino, a Manager of TCA Beyond Commerce, LLC, a Wyoming limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

______________________________________

BUYER:

TCA SPECIAL SITUATIONS CREDIT STRATEGIES ICAV

By:

Name:

Title:

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

_________________________________

GEORDAN PURSGLOVE

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said person, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

     ______________________________________

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

PATHUX LLC

By:  _________________________________

Name: Geordan Pursglove

Title: Manager

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, a Manager of PathUX, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

     ______________________________________

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

CUSTOMER CENTERED STRATEGIES, L.L.C.

By:  _________________________________

Name: Geordan Pursglove

Title: Manager

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, a Manager of Customer Centered Strategies, L.L.C., a Minnesota limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________

Notary Public

My Commission Expires:

     ______________________________________

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

SERVICE 800, INC.

By:  _________________________________

Name: Geordan Pursglove

Title: Chief Executive Officer

STATE OF ________________)

)  SS.

COUNTY OF ______________)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Geordan Pursglove, the Chief Executive Officer of Service 800, Inc., a Minnesota corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________
Notary Public

My Commission Expires:

___________________________________